                                                                Exhibit 4

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                          FLORAFAX INTERNATIONAL, INC.

       Pursuant to the General Corporation Law of Delaware, the undersigned corporation adopts the following Certificate of Amendment to its Restated Certificate of Incorporation:

       FIRST: ARTICLE IV is amended to read in its entirety as follows:

                                   ARTICLE IV

       The total number of shares which this Corporation is authorized to issue is Eighteen Million (18,000,000) shares of Common Stock, par value $.01 per share and Six Hundred Thousand (600,000) shares of Preferred Stock, par value $10.00 per share.


       The Preferred Stock shall be issued in one or more series. The Board of Directors is hereby expressly authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following and the shares of each series may vary from the shares of any other series in the following respects:

       (a) The number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

       (b) The annual dividend rate on the shares of that series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

       (c) The redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

       (d) The preference, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

       (e) The voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

       (f) The right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

       (g) Any other relative rights, preferences and limitations of that series.


       SECOND:  ARTICLE IX is hereby added as follows:

                                   ARTICLE IX

       The Corporation shall not be governed by Subchapter VI, Section 203, "Business Combinations With Interested Stockholders", of the General Corporation Law of Delaware from and after January 7, 1995.

       We, the undersigned Chairman of the Board and Secretary of Florafax International, Inc. (the "Corporation"), do hereby certify under the seal of said Corporation that this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation, was duly adopted in accordance with Section 242 of the General Corporation Law of Delaware.

       IN WITNESS WHEREOF, we have signed this Certificate of Amendment and caused the corporate seal of the Corporation to be hereunto affixed this 7th day of January, 1994.



                                               /s/ Andrew W. Williams
                                               ----------------------
                                               Andrew W. Williams,
                                               Chairman of the Board


(S E A L)

ATTEST:


/s/ Ronald W. Fore
- -------------------------
Ronald W. Fore, Secretary

State of Oklahoma  )
                   )  ss.
County of Tulsa    )


       Be it remembered that on this 7th day of January, 1994, personally came before me, a Notary Public in and for the County and State aforesaid, Andrew W. Williams, Chairman of the Board of Florafax International, Inc., and Ronald W. Fore, Secretary of Florafax International, Inc., each of whom being a party to the foregoing certificate, known to me personally to be such, and duly acknowledged the said certificate to be their act and deed and the act and deed of Florafax International, Inc. and that the facts therein stated are true.

                                              /s/ Carolyn S. Lee
                                              ------------------
                                              Notary Public
My Commission Expires:

    April 13, 1995
- ----------------------
(S E A L)

                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                         FLORAFAX INTERNATIONAL, INC.




     We, the Chairman and Chief Executive Officer and the Secretary of Florafax International, Inc. (the "Corporation"), do hereby certify under the seal of said Corporation as follows:

   Article 1: The name of the Corporation is Florafax International, Inc. and the original name under which the Corporation was formed is Spotts Florafax Corporation.

   Article 2: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State, State of Delaware, on October 29, 1970.

   Article 3: This Restated Certificate of Incorporation was duly adopted in accordance Section 242 and Section 245 of the Delaware General Corporation Law.

   Article 4: This Restated Certificate of Incorporation restates and integrates into a single instrument prior amendments and further amends the Certificate of Incorporation by increasing the number of authorized shares of common stock and decreasing the par value of the common stock.

   Article 5: The text of this Restated Certificate of Incorporation of Florafax International, Inc. as so restated and amended is amended to read in its entirety as follows:

                                  ARTICLE I

         The name of the Corporation is FLORAFAX INTERNATIONAL, INC.

                                  ARTICLE II

         The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

                                 ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

          The total number of shares which this Corporation is authorized to issue is Nine Million (9,000,000) shares of Common Stock, par value $.01 per share and Three Hundred Thousand (300,000) shares of Preferred Stock, par value $10.00 per share.

        The Preferred Stock shall be issued in one or more series. The Board of Directors is hereby expressly authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following and the shares of each series may vary from the shares of any other series in the following respects:

        (a) The number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

        (b) The annual dividend rate on the shares of that series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

        (c) The redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

        (d) The preference, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

        (e) The voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

        (f) The right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

        (g) Any other relative rights, preferences and limitations of that series.

                                  ARTICLE V

        The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

                                  ARTICLE VI

        No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because the directors or officers or their votes are counted for such purpose.

                                  ARTICLE VII

                In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time Bylaws of the Corporation, subject to the right of the stockholders to alter and repeal Bylaws made by the Board of Directors.

                                 ARTICLES VIII

                To the maximum extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of this Corporation shall be liable to the Corporation or its shareholders for monetary damages arising by reason of actions or omissions constituting a breach of fiduciary duty as a director.

        IN WITNESS WHEREOF, we have signed this Restated Certificate of Incorporation and caused the corporate seal of the Corporation to be hereunto affixed this 8th day of December, 1988.


                                        /s/ Floyd Cox, Jr.
                                        ------------------------------------
                                        Floyd Cox, Jr. Chairman of the
                                          Board and Chief Executive Officer

(SEAL)

ATTEST:


/s/ Ronald W. Fore
- -------------------------------------
Ronald W. Fore, Secretary


STATE OF OKLAHOMA       )
                        )       ss.
COUNTY OF TULSA         )

                Be it remembered that on this 8th day of December, 1988, personally came before me, a Notary Public in and for the County and State aforesaid, Floyd Cox, Jr., Chairman of the Board and Chief Executive Officer of Florafax International, Inc., and Ronald W. Fore, Secretary of Florafax International, Inc., each of whom being a party to the foregoing certificate, known to me personally to be such, and duly acknowledged the said certificate to be his act and deed and the act and deed of Florafax International, Inc. and that the facts therein stated are true.



                                        /s/ Marcia Nole
                                        ------------------------------------
                                        Notary Public


My commission expires:

6-29-90
- -----------------------
[SEAL]

                                     BYLAWS

                                       OF

                          FLORAFAX INTERNATIONAL, INC.

                                    ADOPTED


                                  July 8, 1988

                                     INDEX



                            ARTICLE I - OFFICERS


            SECTION  1.01  Registered Office and Registered
                           Agent................................     1


            SECTION  1.02  Other Offices........................     1


                           ARTICLE II - SHAREHOLDERS


            SECTION  2.01  Place of Meetings...................     1
            SECTION  2.02  Annual Meetings.....................     1
            SECTION  2.03  Special Meetings....................     2
            SECTION  2.04  Notice of Meetings..................     2
            SECTION  2.05  Quorum and Adjourned Meetings.......     2
            SECTION  2.06  Conduct of Meetings.................     3
            SECTION  2.07  Voting..............................     3
            SECTION  2.08  Consent of Shareholders in Lieu
                           of a Meeting........................     3
            SECTION  2.09  Voting Lists........................     4
            SECTION  2.10  Annual Report.......................     4

                           ARTICLE III - BOARD OF DIRECTORS

            SECTION  3.01  Powers..............................     4
            SECTION  3.02  Number, Qualifications and Term
                           of Office...........................     4
            SECTION  3.03  Vacancies...........................     4
            SECTION  3.04  Resignations........................     5
            SECTION  3.05  Organization........................     5
            SECTION  3.06  Place of Meetings...................     5
            SECTION  3.07  Organizational Meetings.............     5
            SECTION  3.08  Regular Meetings....................     5
            SECTION  3.09  Special Meetings....................     6
            SECTION  3.10  Quorum and Adjourned Meetings.......     6
            SECTION  3.11  Unanimous Consent of Directors in
                           Lieu of a Meeting...................     6
            SECTION  3.12  Executive and Other Committees......     6
            SECTION  3.13  Compensation of Directors...........     7

                           ARTICLE IV - MEETINGS GENERALLY

            SECTION  4.01  Notice..............................     7
            SECTION  4.02  Waiver of Notice....................     7
            SECTION  4.03  Conference Telephone Meetings.......     8

                            ARTICLE V - OFFICERS


            SECTION 5.01  Number, Qualifications and
                          Designation..........................    8
            SECTION 5.02  Election, Term of Office and Removal.    8
            SECTION 5.03  Removal of Officers..................    8
            SECTION 5.04  Chairman of the Board................    9
            SECTION 5.05  President............................    9
            SECTION 5.06  Vice Presidents......................    9
            SECTION 5.07  Secretary............................    9
            SECTION 5.08  Treasurer............................   10
            SECTION 5.09  Controller...........................   10
            SECTION 5.10  Assistant Officers...................   10
            SECTION 5.11  Bonds................................   11
            SECTION 5.12  Compensation.........................   11


                             ARTICLE VI - STOCK


            SECTION 6.01  Form of Stock Certificates and
                          Stock Transfer Agents................    11
            SECTION 6.02  Issuance.............................    11
            SECTION 6.03  Transfer.............................    12
            SECTION 6.04  Dividends............................    12
            SECTION 6.05  Lost, Stolen, Mutilated or
                          Destroyed Certificates...............    12
            SECTION 6.06  Record Holder of Shares..............    12
            SECTION 6.07  Determination of Record Date.........    13

                  ARTICLE VII - INDEMNIFICATION OF DIRECTORS,
                 OFFICERS AND OTHER AUTHORIZED REPRESENTATIVES

            SECTION 7.01   Indemnification of Authorized
                           Representatives in Third Party
                           Proceedings.........................    13
            SECTION 7.02   Indemnification of Authorized
                           Representatives in Corporate
                           Proceedings.........................    14
            SECTION  7.03  Mandatory Indemnification of
                           Authorized Representatives..........    14
            SECTION  7.04  Determination of Entitlement to
                           Indemnification.....................    15
            SECTION  7.05  Advancing Expenses..................    15
            SECTION  7.06  Employee Benefit Plans..............    15
            SECTION  7.07  Scope of Article....................    16
            SECTION  7.08  Reliance on Provisions..............    16
            SECTION  7.09  Insurance...........................    16

     ARTICLE VIII - CERTAIN TRANSACTIONS


               SECTION 8.01  Transactions with Directors or
                             Officers............................   16

                             ARTICLE IX - GENERAL PROVISIONS

               SECTION 9.01  Contracts...........................   17
               SECTION 9.02  Corporate Seal......................   17
               SECTION 9.03  Checks..............................   17
               SECTION 9.04  Deposits............................   17
               SECTION 9.05  Form of Records.....................   17
               SECTION 9.06  Fiscal Year.........................   18
               SECTION 9.07  Amendment of Bylaws.................   18

                                  B Y L A W S

                                       OF

                          FLORAFAX INTERNATIONAL, INC.



                                   ARTICLE I

                                    OFFICES

     SECTION 1.01 REGISTERED OFFICE AND REGISTERED AGENT. The registered office and registered agent shall be designated in duly adopted actions of the Board of Directors. Each registered office and registered agent may be changed from time to time by a duly adopted action of the Board of Directors, and the Corporation shall file an appropriate statement of change of registered office or registered agent promptly after the taking of such action in accordance with applicable law.

SECTION 1.02 OTHER OFFICES. The Corporation may also have offices at such other places within or without the state of incorporation of the Corporation as the Board of Directors may from time to time determine or the business of the Corporation requires.

                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 2.01 PLACE OF MEETINGS. All meetings of the shareholders of the Corporation shall be held at the principal executive office of the Corporation unless otherwise determined by the Board of Directors and specified in the notice of meeting, in which event the meeting shall be held at the place within or without the state of incorporation as shall be designated in the notice of such meeting.

     SECTION 2.02 ANNUAL MEETINGS. The Board of Directors may fix the date and time of the annual meeting of the shareholders, but if no such date and time is fixed by the Board, the annual meeting shall be held on a third Tuesday in January, if not a legal holiday, and if a legal holiday then on the next succeeding business day, at 10:00 a.m. local time. At the annual meeting, the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

     SECTION 2.03 SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation may be called for any purpose or purposes for which meetings may lawfully be called at any time by the Chairman of the Board, if one is elected, or by the President or by a majority of the Board of Directors, and shall be called after the Corporation's receipt of the request in writing of shareholders owning one-fourth of the amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Every request for a special meeting shall state the specific purpose or purposes of the meeting. The date of the meeting shall be held at such date and time as the Chairman of the Board may fix, not less than 10 (except as otherwise required by law) nor more than 60 days after the receipt of the request, and the Secretary shall give due notice thereof. If the Chairman of the Board shall neglect or refuse to fix the time and date of such meeting and cause the Secretary to give notice thereof, the person or persons calling the meeting may do so.

     SECTION 2.04 NOTICE OF MEETINGS. Written notice of the place, date and hour of every meeting of the shareholders, whether annual or special, shall be given to each shareholder of record entitled to vote at the meeting not less than 10 (except as otherwise required by law) nor more than 60 days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.


     SECTION 2.05 QUORUM AND ADJOURNED MEETINGS. The record date for determining shareholders entitled to notice of and to vote at meetings shall be determined in accordance with Section 6.07 hereof. The record holders of a majority of the stock issued and outstanding (not including treasury stock) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Corporation's Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power present in person or represented by proxy shall decide all questions brought before such meeting, unless the question is one upon which, by expressed provision of applicable law, the

Corporation's Certificate of Incorporation or these Bylaws, a different vote is required, in which case such expressed provision shall govern and control the decision of such question. The shareholders present in person or represented by proxy at a duly organized meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum.

     SECTION 2.06 CONDUCT OF MEETINGS. All annual and special meetings of shareholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine, subject to the requirements of applicable law and, as to matters not governed by such rules and procedures, as the chairman of such meetings shall determine. The chairman of any annual or special meeting of shareholders shall be the Chairman of the Board or in his absence, the President of the Corporation, or in his absence the person elected to so serve by the Board of Directors. The Secretary, or in the absence of the Secretary, a person designated by the chairman of the meeting, shall act as secretary of the meeting.

     SECTION 2.07 VOTING. At every meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of capital stock having voting power held of record by such shareholder. All proxies shall be filed with the secretary of the meeting before the meeting is called to order. Except as otherwise specifically provided by law or by the Certificate of Incorporation or by these Bylaws, a majority of the valid votes cast shall be necessary and sufficient to decide any questions which shall come before any meeting of the shareholders. In case of any challenge of the right of a given shareholder to vote in person or by proxy, the chairman of the meeting hereinafter provided for shall be authorized to make the appropriate determination, and his decision shall be final. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     SECTION 2.08 CONSENT OF SHAREHOLDERS IN LIEU OF A MEETING. Any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the taking of such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of action by the shareholders without a meeting by less than unanimous written consent shall be given to those shareholders entitled to vote on the action who have not consented in writing to such action.

     SECTION 2.09 VOTING LISTS. The Secretary shall cause the Corporation to prepare at least ten (10) days before every meeting of shareholders a complete list of the shareholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder for any lawful purpose during ordinary business hours for a period of at least ten (10) days prior to the meeting either at the principal executive office of the Corporation or at the place where the meeting is to be held. The list shall also be available and open for inspection during the whole time of the meeting and may be inspected by any shareholder or authorized representative of a shareholder who is present.

     SECTION 2.10 ANNUAL REPORT. The Board of Directors, through the officers of the Corporation, shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote a quorum of the shareholders, a full and clear statement of the business and condition of the Corporation.


                                  ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 3.01 POWERS. The Board of Directors shall have full power to manage the business and affairs of the Corporation; and all powers of the Corporation, except those specifically reserved to the shareholders by law, the Certificate of Incorporation or these Bylaws, are hereby granted to and vested in the Board of Directors.

     SECTION 3.02 NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The Board of Directors shall consist of such number of directors as may be determined from time to time by resolution of the Board of Directors; provided that the Board shall consist of not less than three (3) nor more than nine (9) persons. No director need be an officer or shareholder of the Corporation, but each director shall be a natural person 21 years of age or older. Each Director shall serve until the next annual meeting of the shareholders or until his successor shall have been duly elected and qualified, except in the event of his death, resignation or removal.

     SECTION 3.03 VACANCIES. Any director may be removed, either for or without cause, at any meeting of shareholders by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director, provided notice of the intention to act upon such matter shall have been given in the notice calling such meeting. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and any Director so chosen shall hold office until the next annual election or until his successor is duly elected and qualified. If there are no Directors in office, then an election of Directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), a court of competent jurisdiction may, upon application of shareholders holding of record at least 10 percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the Directors chosen by the Directors then in office.

     SECTION 3.04 RESIGNATIONS. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors, Chairman of the Board, President or the Secretary of the Corporation. Such resignation shall take effect upon receipt by the Corporation of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3.05 ORGANIZATION. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, the Director chosen by a majority of the Directors present, shall preside, and the Secretary, or, in his absence, the person appointed by the chairman of the meeting, shall act as secretary of the meeting.

     SECTION 3.06 PLACE OF MEETINGS. The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the state of incorporation as the Board of Directors may from time to time select, as designated in the notice calling the meeting.

     SECTION 3.07 ORGANIZATIONAL MEETINGS. The first meeting of each newly elected Board of Directors shall be held without notice immediately following the annual meeting of shareholders, unless the Board of Directors shall determine otherwise.

     SECTION 3.08 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be designated from time to time by a duly adopted action of the Board of Directors.

     SECTION 3.09 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by two or more of the Directors. Notice of each special meeting shall be given to each director by telephone, telegram, telecopy, in writing or in person at least 24 hours (in the case of notice by telephone, in person or actual notice however received) or 48 hours (in the case of notice by telegram, or telecopy or similar wire communication) or five (5) days (in the case of notice by mail or otherwise) before the time at which the meeting is to be held. Each such notice shall state the date, time and place of the meeting to be so held, and the purpose or purposes for such special meeting need not be specified except as required by law, the Certificate of Incorporation or these Bylaws.

     SECTION 3.10 QUORUM AND ADJOURNED MEETINGS. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 3. 11 UNANIMOUS CONSENT OF DIRECTORS IN LIEU OF A MEETING. Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, any Action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, without prior notice and without a vote if all members of the Board or the Committee, as the case may be, consent thereto in writing either before or after the taking of action with respect thereto. The written consent shall be filed with the minutes of proceedings of the Board or the Committees.

     SECTION 3.12 EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an Executive Committee and one or more other committees, each committee to consist of one or more Directors. Any such Committee to the extent provided in the resolution establishing such Committee and not otherwise restricted or limited by applicable law or the Certificate of Incorporation or these Bylaws, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power or authority to declare a dividend, to authorize the issuance of stock, to adopt a certificate of ownership and merger and to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such Committee shall have the power or authority in reference to (1) amending the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of the stock adopted by the Board of Directors, as permitted by applicable law, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), (2) adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (3) recommending to the shareholders the dissolution of the Corporation or a revocation of a dissolution, or (4) amending the Bylaws of the Corporation. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each Committee shall keep regular minutes of its meetings and file the same with the minutes of the Board of Directors.

     SECTION 3.13 COMPENSATION OF DIRECTORS. Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors shall be reimbursed their actual reasonable expenses, if any, of attendance at any meeting of the Board of Directors and any Committee thereof and may be paid a fixed sum for attendance at each such meeting or a fixed salary as determined by the Board of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                               MEETINGS GENERALLY

     SECTION 4.01 NOTICE. Whenever notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given in accordance with Section 3.09 of Article III hereof.

     SECTION 4.02 WAIVER OF NOTICE. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders and as otherwise required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, Directors, or Committee of Directors need be specified in any written waiver of notice of such meeting.

     SECTION 4.03 CONFERENCE TELEPHONE MEETINGS. One or more shareholders, Directors or members of a Committee of Directors may participate in a meeting of the shareholders, Board, or of a Committee of the Board, by means of conference telephone or similar communications equipment; provided that all persons participating in the meeting can hear each other and participate in discussions thereof. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                   ARTICLE V

                                    OFFICERS


     SECTION 5.01 NUMBER, QUALIFICATIONS AND DESIGNATION. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article. One person may hold more than one office. Officers may be, but need not be, Directors or shareholders of the Corporation. The Board of Directors may from time to time elect such other officers as it deems necessary or appropriate, who shall exercise such powers and perform such duties as are provided in these Bylaws and as the Board of Directors may from time to time determine.

     SECTION 5.02 ELECTION, TERM OF OFFICE AND REMOVAL. The officers of the Corporation shall be elected annually by the Board of Directors, and each such officer shall hold his office until his successor shall have been elected and qualified, or until his earlier death, resignation, or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect upon receipt by the Corporation of such notice.

     SECTION 5.03 REMOVAL OF OFFICERS. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     SECTION 5.04 CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall be a duly elected member of the Board of Directors and shall be the Chief Executive Officer of the Corporation. He shall be directly responsible to the Board of Directors for the active and general management of the business of the Corporation. He shall preside at all meetings of the shareholders and the Board of Directors and shall assist the Board of Directors in the formulation of policies to be pursued by the executive management of the Corporation. It shall be his responsibility to see that the policies established by the Board of Directors are carried into effect. He may sign and deliver on behalf of the Corporation any deeds, mortgages, bonds, contracts, powers of attorney, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation; and he shall perform all duties incident to the office of Chief Executive Officer of the Corporation and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 5.05 PRESIDENT. The President shall be a member of the Board of Directors and shall be the Chief Operating Officer of the Corporation, shall report to the Chairman of the Board, and shall have general supervisory responsibility over all operations of the Corporation, subject to the control of the Board of Directors. In the absence or incapacity of the Chairman of the Board, the President shall perform all the duties of the Chairman of the Board. He shall execute and deliver, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation; and, in general, subject to supervision by the Chairman of the Board, the President shall perform all duties incident to the office of Chief Operating Officer of the Corporation, and such other duties as from time to time may be assigned to him by the Chairman of the Board or the Board of Directors.

     SECTION 5.06 VICE PRESIDENTS. The Vice Presidents, in the order of designation by the Board of Directors, shall perform the duties of the President in his absence and such other duties as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President.

     SECTION 5.07 SECRETARY. The Secretary shall attend all meetings of the shareholders, the Board of Directors and Committees thereof, shall record the minutes of the proceedings thereat and shall keep a current and complete record thereof. The Secretary shall publish, keep and maintain records and reports of the Corporation as required by law, shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal. The Secretary also shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President. Each Assistant Secretary shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board, or the President may from time to time prescribe.

     SECTION 5.08 TREASURER. The Treasurer shall be the Chief Financial Officer of the Corporation unless the Board of Directors shall designate another Chief Financial Officer. The Treasurer shall have responsibility for the proper care and custody of all corporate funds and securities; shall keep full, accurate and complete records, receipts and disbursements of the Corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall keep and maintain proper vouchers for all disbursements, shall render upon request a report to the Board of Directors of the financial condition of the Corporation, and shall perform such other duties as the Board of Directors may prescribe.
In the absence of a Controller, the Treasurer shall be responsible for the performance of all the duties of the Controller.

     SECTION 5.09 CONTROLLER. The Controller shall be the Chief Accounting Officer of the Corporation and cause to be kept full and accurate books and accounts of all assets, liabilities and transactions of the Corporation. The Controller shall establish and administer an adequate plan for the financial control of operations, including systems and procedures required to properly maintain internal controls on all financial transactions of the Corporation. The Controller shall cause to be prepared statements of the financial condition of the Corporation and profit and loss statements covering the operations of the Corporation and such additional financial statements, if any, as the Chairman of the Board, the President, the Treasurer or the Board of Directors from time to time shall require. The Controller shall work under the direct supervision of the Treasurer and also shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

     SECTION 5.10 ASSISTANT OFFICERS. The Board of Directors may appoint one or more assistant officers. Each assistant officer shall, at the request of or in the absence or disability of the officer to whom he is an assistant, perform the duties of such officer and shall have such other authority and perform such other duties as the Board of Directors may prescribe.

     SECTION 5.11 BONDS. If required by the Board of Directors, any officer shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

     SECTION 5.12 COMPENSATION. The compensation of the officers of the Corporation shall be determined from time to time by the Board of Directors.


                                   ARTICLE VI

                                     STOCK

     SECTION 6.01   FORM OF STOCK CERTIFICATES AND STOCK TRANSFER AGENTS.
Stock certificates of the Corporation shall be in such form as provided by statute and approved by the Board of Directors. Unless otherwise determined by the Board of Directors, the Secretary of the Corporation shall act as transfer agent and registrar for all classes of authorized stock of the Corporation. The Board of Directors may appoint and remove persons or entities as transfer agent or as registrar of any class of securities of the Corporation. The transfer agent and registrar shall maintain accurate records of issued and outstanding shares of stock of the Corporation and effect transfers thereof in accordance with law and these Bylaws.

     SECTION 6.02 ISSUANCE. Each shareholder shall be entitled to a certificate or certificates representing shares of stock of the Corporation owned of record by him. The stock certificates of the Corporation shall be numbered and registered in the stock ledger and transfer books of the Corporation as issued. Certificates shall be signed by the Chairman, President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and shall bear the corporate seal. Any or all of the signatures and the corporate seal upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, the certificate shall be valid and of the same force and effect as if he continued to be such officer, transfer agent or registrar.

     SECTION 6.03 TRANSFER. Upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment and authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its stock transfer books. No transfer shall be made which would be inconsistent with law.

     SECTION 6.04 DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation, may be declared by the Board of Directors at any regular or special meeting only out of funds or property lawfully available therefor. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable provisions of law. Before payment of any dividend, the Board of Directors may establish and set aside out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors, in its absolute discretion, determines proper to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors determines to be in the best interest of the Corporation; and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 6.05 LOST, STOLEN, MUTILATED OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation where the record owner thereof shall claim that the certificate has been lost, stolen, mutilated or destroyed, upon the receipt by the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, mutilated or destroyed. When authorizing issuance of a replacement certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the person requesting the replacement certificate to give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation with respect to the replacement of the certificate alleged to have been lost, stolen or destroyed.

     SECTION 6.06 RECORD HOLDER OF SHARES. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the record and beneficial owner of shares to receive dividends, to exercise voting rights and for all purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, even if the Corporation shall have notice thereof.

     SECTION 6.07 DETERMINATION OF RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than 60 nor less than 10 days (except as otherwise required by law) before the date of such meeting or any other action.

    If no record date is fixed:

    (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business of the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

    (2) The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

    (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                  ARTICLE VII

                   INDEMNIFICATION OF DIRECTORS, OFFICERS AND
                        OTHER AUTHORIZED REPRESENTATIVES


     SECTION 7.01 INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN THIRD PARTY PROCEEDINGS. To the maximum extent not prohibited by law, the Corporation shall indemnify any person who was or is an "authorized representative" of the Corporation (which shall mean for purposes of this Article a Director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other business enterprise) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitration, administrative or investigative other than an action by or in the right of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses (which shall include for purposes of this Article attorneys' fees and expenses), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal third party proceeding (which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

     SECTION 7.02 INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN CORPORATE PROCEEDINGS. - The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceeding by the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that a court of competent jurisdiction shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to be indemnified to the extent such court shall order.

     SECTION 7.03 MANDATORY INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any third party proceeding or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

     Section 7.04 DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. Any indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standards of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

    (1) By the Board of Directors by a majority of a quorum consisting of Directors who were not parties to such third party or corporate proceeding; or

    (2) If such a quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion; or

    (3)  By the shareholders.

     SECTION 7.05 ADVANCING EXPENSES. Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the Corporation in advance of the final disposition of such third party or corporate proceeding as authorized in the manner provided in Section 7.04 of this Article upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article. The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.

     SECTION 7.06 EMPLOYEE BENEFIT PLANS. For purposes of this Article, the Corporation shall be deemed to have requested an authorized representative to serve an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an authorized representative with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the partici-pants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

     SECTION 7.07 SCOPE OF ARTICLE. The indemnification of and advancement of expenses to authorized representatives, as authorized by this Article, shall
(1) not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity, (2) continue as to a person who has ceased to be an authorized representative and
(3) inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7.08 RELIANCE ON PROVISIONS. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

     SECTION 7.09 INSURANCE. The Corporation may but shall not be obligated to purchase and maintain insurance at its expense on behalf of any person who is or was an authorized representative against any liability asserted against him in such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.


                                  ARTICLE VIII

                              CERTAIN TRANSACTIONS

     SECTION 8.01 TRANSACTIONS WITH DIRECTORS OR OFFICERS. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other company, partnership, association or other organization in which one or more of its Directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or Committee thereof which authorizes the contract or transaction, or solely because his or their vote is counted for such purpose; if: (1) the material facts as to his relationship or interest are disclosed to the Board or the Committee, and the Board or Committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or
(2) the material facts as to his relationship or interest are disclosed to the shareholders entitled to vote therein, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or a Committee thereof or the shareholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a Committee which authorizes the contract or transaction without in any way adversely affecting the validity of the actions taken thereat.


                                 ARTICLE IX

                             GENERAL PROVISIONS

     SECTION 9.01 CONTRACTS. Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers or any agent or agents to enter into any contract or to execute and deliver any instrument on behalf of the Corporation and such authority may be general or confined to specific instances.

     SECTION 9.02 CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal", and the state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise by any officer of the Corporation.

     SECTION 9.03 CHECKS. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate.

     SECTION 9.04 DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or their depositories as the Board of Directors may approve; and all such funds may be withdrawn only upon checks or withdrawal requests signed by such one or more officers or employees as the Board of Directors shall from time to time determine.

     SECTION 9.05 FORM OF RECORDS. The books, accounts and records of the corporation, except as may be otherwise required by law, may be kept outside of the state of incorporation, at such place or places as the Board of Directors may from time to time appoint. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall convert any records so kept upon the request of any person entitled to inspect the same.

     SECTION 9.06 FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of September and end on the 31st day of August, unless otherwise provided by resolution of the Board of Directors.

     SECTION 9.07 AMENDMENT OF BYLAWS. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the shareholders or by the Board of Directors, at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.